UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 18, 2017 (July 13, 2017)

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

SL Green Realty Corp. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on June 1, 2017.  At the Annual Meeting, the Company’s stockholders voted to approve an amendment (the “Amendment”) to the Company’s Articles of Restatement to effect the declassification of the Company’s Board of Directors.  The Amendment provides that, beginning with the 2018 annual meeting of stockholders, the Company’s directors will be elected for terms ending at the next annual meeting of stockholders following their election (rather than the third annual meeting following their election) and until their successors are duly elected and qualify.  By the 2020 annual meeting of stockholders, the Company’s Board of Directors will be fully declassified.

On July 13, 2017, the Company filed articles of amendment of Section 1 of Article IV of  the Company’s Articles of Restatement with the State Department of Assessments and Taxation of Maryland reflecting the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the articles of amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1	Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/Andrew S. Levine
Andrew S. Levine

Chief Legal Officer, General Counsel and Executive Vice President

Date:  July 18, 2017